Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Transnational Automotive Group, Inc. (formerly Apache Motor Corporation) a Nevada corporation (the “Company”), on Form 10-KSB for the fiscal year ended February 28, 2006, as filed with the Securities and Exchange Commission (the “Report”), Joseph W. Parker, Chief Executive Officer of the Company do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

          (1)      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:       /s/ Joseph W. Parker

Name: Joseph W. Parker

Title:   Chief Executive Officer

Date:   May 30, 2006

[A signed original of this written statement required by Section 906 has been provided to Transnational Automotive Group, Inc. and will be retained by Transnational Automotive Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]